Sullivan & Cromwell
                                                125 Broad Street, New York 10004
New York Telephone (212) 850-4000





                                                     April 13, 1994


Seligman Henderson Global Fund Series, Inc.,
100 Park Avenue
New York, New York 10017

Dear Sirs:

     In connection with Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (File No. 33-44186) of Seligman Henderson Global Fund Series, Inc., a Maryland corporation (the "Fund"), which you expect to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of Capital Stock, par value $.001 per share, of the class designated as Seligman Henderson Global Technology Fund (the "Shares"), we, as your counsel, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of 10,000,000 Shares and, when the Post-Effective Amendment referred to above has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the Registration Statement referred to above, (b) so as not to exceed the then authorized number of Shares and (c) in accordance with the authorization of the Board of Directors, the Shares will be duly and validly issued, fully paid an non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the law of any other jurisdiction.



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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Pre-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                  Very truly yours,


                                                  /s/Sullivan & Cromwell
                                                  Sullivan & Cromwell